CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statements (Form S-8, No. 33-1803 and Form S-8, No. 333-108383) of the Peoples Bancorp Inc. Retirement Savings Plan,
2)	Registration Statement (Form S-8, No. 33-67878) to the Amended and Restated 1993 Stock Option Plan of Peoples Bancorp Inc.,
3)	Registration Statement (Form S-8, No. 33-59569) of the Peoples Bancorp Inc. 1995 Stock Option Plan,
4)
Registration Statement (Form S-8, No. 333-43629) of the Peoples Bancorp Inc. Second Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (formerly known as the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries)

5)	Registration Statement (Form S-8, No. 333-62935) of the Peoples Bancorp Inc. 1998 Stock Option Plan,
6)	Registration Statement (Form S-8, No. 333-86246) of the Peoples Bancorp Inc. 2002 Stock Option Plan,
7)	Registration Statement (Form S-8, No. 333-136383) of the Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan (formerly known as the Peoples Bancorp Inc. 2006 Equity Plan),
8)	Registration Statement (Form S-3, No. 33-54003) of the Peoples Bancorp Inc. Dividend Reinvestment Plan,
9)	Registration Statement (Form S-3/A, No. 33-54003) pertaining to Post-Effective Amendments No. 1, 2, and 3 to Form S-3 of the Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan,
10)
Registration Statement (Form S-3, No. 333-157743) pertaining to potential resale of Fixed Rate Cumulative Perpetual Preferred Shares, Series A; Depository Shares; Common Shares; Warrant to Purchase Common Shares of Peoples Bancorp Inc.

of our reports dated February 28, 2012, with respect to the consolidated financial statements of Peoples Bancorp Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Peoples Bancorp Inc. and subsidiaries included in this Annual Report (Form 10-K) of Peoples Bancorp Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Charleston, West Virginia
February 28, 2012